Exhibit 10.2

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
AMENDED AND RESTATED
2009 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:	Anthony DeChellis

No. of Option Shares:

Option Exercise Price Per Share:

Grant Date:

Expiration Date:

Pursuant to the Boston Private Financial Holdings, Inc. Amended and Restated 2009 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Boston Private Financial Holdings, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Option Shares of Common Stock, par value $1.00 per share (the “Stock”), of the Company at the Option Exercise Price Per Share specified above, subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
By accepting this Stock Option, the Optionee hereby affirms the Optionee’s agreement to the terms and conditions of his Employment Agreement (as defined below) with the Company that addresses confidentiality of Company information and post-employment restrictions on competition and solicitation of employees and customers or clients by the Optionee. If this Stock Option is not so accepted within 60 days of the Grant Date, the Optionee shall forfeit the Stock Option in its entirety (regardless of whether vested or unvested).
1.Restrictions on Transfer of Award. This Stock Option may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Optionee. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

2.Exercisability Schedule. The Optionee shall have no rights to this Stock Option unless he or she shall have accepted the Stock Option electronically through the Company’s Stock Plan Administration System. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains an employee of the Company or any of its subsidiaries through each such date:

Incremental Number of Option Shares Exercisable	Exercisability Date

3.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written or electronic notice to the Administrator through the Company’s Stock Plan Administration System of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice and specifying the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection. In addition, to the extent that (1) this Stock Option remains outstanding and has not been exercised by the Optionee as of the Expiration Date and (2) the Fair Market Value of the Stock exceeds the exercise price of the Option by at least one percent on such date, then this Option shall automatically be exercised on the Expiration Date (without any action required on the part of the Optionee) pursuant to the “net exercise” arrangement described in (iv), above.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (x) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (y) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (z) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

4.Termination of Employment. If the Optionee’s employment with the Company or any subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below:

(a)Termination for Cause. If the Optionee’s employment terminates for Cause (as defined below), any portion of this Stock Option outstanding on such date, whether vested or unvested, shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” means a termination of the Optionee’s employment as a result of (i) conduct by the Optionee constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Optionee of (A) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud or (B) any felony; (iii) any conduct by the Optionee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if he were retained in his position; (iv) continued non-performance or grossly deficient performance by the Optionee of his duties under the Employment Agreement (other than by reason of illness or injury) which has continued for more than 30 days following written notice of such non-performance or grossly deficient performance from the Board, provided overall financial performance of the Company shall not be deemed grossly deficient performance by the Optionee; (v) a breach by the Optionee of any of the provisions contained in Section 7 of the Employment Agreement; (vi) a material violation by the Optionee of the Company’s written employment policies after written notice with thirty (30) days to cure, if curable, or material breach of the Employment Agreement after written notice with an opportunity to cure, if curable; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company in writing to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(b)Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee's death, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of the Optionee’s death or until the Expiration Date, if earlier.

(c)Termination by Reason of Retirement. If the Optionee's employment terminates by reason of the Optionee’s Retirement (as defined in Section 1 of the Plan), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 24 months from the date of termination or until the Expiration Date, if earlier.

(d)Termination Due to Disability. If the Optionee's employment terminates by reason of the Optionee’s disability (as determined in accordance with Section 3(b) of that certain Employment Agreement, dated November 5, 2018, by and between the Company and the Optionee (the “Employment Agreement”)), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

(e)Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability, the Optionee’s retirement or for Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. Notwithstanding the foregoing, in the event of termination of the Optionee's service as an employee of the Company or a subsidiary by the Company or such subsidiary without Cause, this Stock Option shall become immediately exercisable with respect to a pro-rated portion of this Stock Option, calculated based on the number of days during the applicable exercisability schedule(s) from the Grant Date through the date of termination.

The Administrator’s determination of the reason for the termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
5.Change of Control. Notwithstanding the provisions of Paragraph 4 above, or the provisions of any agreement between the Optionee and Company or any subsidiary that is in effect as of the date hereof, in the event of a Change of Control or Sale Event (i) if, in connection with such Change of Control or Sale Event, this Stock Option is not assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor (in accordance with the Plan), this Stock Option shall automatically become immediately exercisable in full, whether or not exercisable at such time, subject to the provisions of the Plan, as of the effective time of such Change of Control or Sale Event, and may thereafter be exercised by the Optionee for a period of 24 months from the date of the Change of Control or Sale Event or until the Expiration Date, if earlier and (ii) if this Stock Option is assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor subject to the provisions of the Plan, the Stock Option shall become exercisable in accordance with Paragraphs 2 and 4 of this Agreement (as applicable), subject, in each case, to the terms of the Plan.

6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have, and the Company shall have the authority to cause, the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. In connection with any automatic “net exercise” of all or any portion of this Option on the Expiration Date, the Company shall also withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Optionee at any time.

9.Clawback. If the Company or its subsidiaries terminate the Optionee’s service relationship due to the Optionee’s gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder), which conduct, directly or indirectly results in the Company preparing an accounting restatement, and/or if the Optionee breaches any provision of the Employment Agreement, this entire Stock Option, whether or not exercisable, as well as any Option Shares issued upon exercise of this Stock Option (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”

10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address: